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                                                                      EXHIBIT 99

                                ENROLLMENT FORM
                         ENTERTAINMENT PROPERTIES TRUST
              DIVIDEND REINVESTMENT AND DIRECT SHARE PURCHASE PLAN

      INVESTOR INFORMATION

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------------------------------------------------          (      )
Name                                                      ------------------------------------------------
------------------------------------------------          Daytime Phone
Street Name and Number     Apartment Number               ------------------------------------------------
------------------------------------------------          Taxpayer I.D. No. (Social Security Number)
City, State, Zip
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Please print all items except signatures. Return completed form to:
             UMB BANK N.A.
             SECURITIES TRANSFER DIVISION
             P.O. BOX 410064
             KANSAS CITY MO 64141

A.   ENROLLING IN THE PLAN
------ I wish to enroll by making an initial cash investment of $ ________________ in common shares ($200 minimum /$100,000 maximum)
        payable by check or money order to UMB Bank, n.a.
------ I am currently a shareholder and want to enroll in the Plan to reinvest my dividends

B.   DIVIDEND REINVESTMENT (Check applicable option)
------  Full
------  Partial:  Please invest  ____ % of my dividends in shares and pay the balance to me in cash (See Item F for direct deposit authorization)

C. ACCOUNT REGISTRATION (Please check one box and provide all requested information.)
      [ ] INDIVIDUAL OR JOINT -- Joint accounts will be presumed to be joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. Only one Taxpayer I.D. No. (Social Security Number) is required for tax reporting.
        ------------------------------------------------------------------------
           Owner's First Name M.I. Last Name             Owner's Social Security
           Number     Joint Owner's First Name M.I. Last Name
      [ ] CUSTODIAL -- A minor is the beneficial owner of the account with an adult custodian managing the account until the minor become of age, as specified in the Uniform Gift/Transfers to Minors Act in the minor's state of residence
        ------------------------------------------------------------------------
           Custodian's First Name M.I. Last Name    Minor's First Name M.I. Last
           Name     Minor's Soc. Sec. Number     Minor's State of Residence
      [ ] TRUST -- Account is established in accordance with the provisions of a trust agreement.
        ------------------------------------------------------------------------
           Trustee Name     Beneficiary     Trust Date     Taxpayer I.D. No.
      [ ]  CORPORATION, PARTNERSHIP or OTHER ENTITY
        ------------------------------------------------------------------------
           Business Name                    Taxpayer I.D. No.

D.  SIGNATURES (all joint owners must sign)
By signing this form, I request enrollment, certify that I have received and read the prospectus describing the Plan and agree to abide by the terms and conditions of the Plan. I appoint UMB Bank, n.a. as Agent to apply dividends and any cash investments I make to the purchase of shares in the Plan. I understand I may revoke this authorization at any time by written notice to UMB Bank, n.a. Under penalty of perjury, I certify that: (a) the Taxpayer I.D. No. (Social Security Number) shown on this form is correct, and (b) I am not subject to backup withholding, either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of my failure to report all interest or dividends or because of my nationality, or (2) the IRS has notified me that I am no longer subject to backup withholding. (CHECK THIS BOX [ ] IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING OF INTEREST OR DIVIDENDS ON YOUR TAX RETURNS OR IF YOU ARE A FOREIGN NATIONAL)

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Signature                                                                   Date

---------------------------------------------------------
Signature                                                                   Date
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E.   ACCOUNT WITHDRAWAL AUTHORIZATION
     After you have made an initial cash investment of at least $200 or if you are already an EPR shareholder, you may elect to make optional cash payments on a monthly basis via automated electronic funds transfer. This option allows you to transfer money from your checking account to your Plan account automatically. You will be responsible for any charges imposed by your bank or other financial institution in connection with the transfer.

     Amount to be invested each month: $ ____________________ ($50 monthly minimum)

     Attach a VOIDED check and complete the bank information below:

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------------------------------------------------   (        )
Bank Name                                          ------------------------------------------------
------------------------------------------------   Bank Phone Number (including area code)
Bank Address (city and state)                      ------------------------------------------------
                                                   Bank Representative
    Y    Y    Y    Y    Y    Y    Y    Y           ------------------------------------------------
------------------------------------------------   Bank Account Number
Bank Routing Number (9 digit number on bottom of
check)
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   For assistance regarding this information, you may wish to contact the ACH
                   Coordinator at your financial institution.

By signing this form, I authorize UMB Bank, n.a. as Plan Administrator to credit my Plan account by withdrawing the amount specified above from the checking account shown above three business days prior to the investment date in EPR shares. The investment date shall be on the 15th of each month (or the next business day). This authorization will remain in effect until changed or canceled by written notification to UMB Bank, n.a.

---------------------------------------------------------
Signature                                                                   Date

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Signature                                                                   Date

F. DIRECT DEPOSIT AUTHORIZATION (If you want any of your cash dividends which are not invested in additional shares to be deposited directly into your checking account, please execute this Form)

     I have elected partial dividend reinvestment and desire that the cash portion of my dividends be direct deposited into my account. UMB Bank, n.a., as agent for Entertainment Properties Trust, is authorized to send the uninvested cash portion of my dividends by electronic funds transfer directly to the following account:

     Attach a VOIDED check and complete the bank information below:

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------------------------------------------------   (        )
Bank Name                                          ------------------------------------------------
------------------------------------------------   Bank Phone Number (including area code)
Bank Address (city and state)                      ------------------------------------------------
                                                   Bank Representative
    Y    Y    Y    Y    Y    Y    Y    Y           ------------------------------------------------
------------------------------------------------   Bank Account Number
Bank Routing Number (9 digit number on bottom of
check)
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   For assistance regarding this information, you may wish to contact the ACH
                   Coordinator at your financial institution.

      UMB Bank, n.a. is also authorized to initiate corrections, if necessary, to any amounts credited in error. I understand UMB Bank, n.a. (on behalf of EPR) may terminate the direct deposit service at any time and for any reason and that UMB Bank, n.a. may in its discretion make cash dividend payments by check mailed to me at the address shown on this Form or such other address as I specify in writing from time to time. This authorization will remain in effect until UMB Bank, n.a. receives written revocation in sufficient time to enable it to act on that revocation or until UMB Bank, n.a. discontinues this service.

      All investors on the account have signed below.

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       Signature                                       Date Signature                                       Date
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